SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                               -------------------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):   September 19, 1997

                   CONTINENTAL AMERICAN TRANSPORTATION, INC.
                Exact name of Registrant as specified in charter)

Colorado                0-18729                84-1089599
(State or other       (Commission            (IRS employee
jurisdiction of       file number)           identification
incorporation                                       no.)


   495 Lovers Lane Road, Calhoun, Georgia          30701
--------------------------------------------------------
     (Address of principal executive office)      Zip Code

Registration telephone number, including area code: (706) 629-8682









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Item 5.           Other Events.

                  On September 19, 1997, Continental American
                  Transportation, Inc. secured a new Ten Million Dollar ($10,000,000) revolving credit facility. Simultaneously, this facility replaced the Five Million Dollar ($5,000,000) credit line held by Carpet Transport, Inc. and the One Million Dollar ($1,000,000) credit line by Blue Mack Transport, Inc., two of its wholly owned subsidiaries.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                CONTINENTAL AMERICAN TRANSPORTATION, INC.



                                 By: s/Tim Holstein
                                    Tim Holstein, President


Dated:  September 19, 1997












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